EXHIBIT 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated January 23, 2004, on our audits of CSI International, Inc. financial statements as of August 31, 2003 and 2002 and for each of the years in the two-year period ended August 31, 2003 in the Registration Statement on Form S-4 of Neomedia Technologies, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Eisner LLP

New York, New York
April 1, 2005